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                                                                    Exhibit 23.1


                           CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Fractal Design Corporation:

We consent to the incorporation by reference in the registration statement on Form 8-K of Fractal Design Corporation of our report dated February 13, 1996, except as to Note 13, which was as of February 17, 1996, with respect to the consolidated balance sheets of Ray Dream, Inc. and subsidiary as of December 31, 1995,and 1994, and the related consolidated statements of operations, shareholders' euity, and chash flows for each of the years in the Three-year period ended December 31, 1995 which report appears in the Form S-4 of Fractal Design Corporation which was declared effective by the Securities and Exchange Commission on April 26, 1996.


                                            /s/ KPMG PEAT MARWICK LLP
                                            KPMG Peat Marwick LLP

San Jose, California
June 6, 1996